Exhibit 4.1

FIFTH SUPPLEMENTAL INDENTURE

FIFTH SUPPLEMENTAL INDENTURE, dated as of April 30, 2010 (the “Supplemental Indenture”), among Massey Energy Company, a Delaware corporation, as issuer (the “Issuer”), the Guarantors (as defined in the Indenture (defined below)), the companies identified on Schedule A attached hereto (the “New Subsidiaries” and each a “New Subsidiary”), and Wilmington Trust Company, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer, the Guarantors and the Trustee executed that certain Indenture (the “Base Indenture”), dated as of May 29, 2003, as supplemented by that Second Supplemental Indenture (the “Second Supplemental Indenture”), dated April 7, 2004, as further supplemented by that Third Supplemental Indenture (the “Third Supplemental Indenture”), dated July 20, 2009, and as further supplemented by that Fourth Supplemental Indenture (the “Fourth Supplemental Indenture”), dated August 28, 2009, each by and among the Issuer, the Guarantors (defined therein) and the Trustee (the Base Indenture together with the Second Supplemental Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture, as amended and supplemented, the “Indenture”), providing for the issuance of the 2.25% Convertible Senior Notes due 2024 in the principal amount of up to One Hundred Seventy-Five Million and 00/100 Dollars ($175,000,000).

WHEREAS, each New Subsidiary was incorporated in the jurisdiction noted next to the name of the applicable subsidiary on Schedule A attached hereto.

WHEREAS, each New Subsidiary desires to incur Indebtedness and to guarantee the Indebtedness of the Issuer and/or its wholly-owned subsidiaries, to the extent permitted by the Indenture.

WHEREAS, pursuant to Section 2.05 of the Second Supplemental Indenture, each New Subsidiary desires to become a Guarantor under the Indenture.

WHEREAS, Section 2.05 of the Second Supplemental Indenture provides that supplemental indentures may be executed and delivered by the Issuer, the Guarantors and the Trustee for the purpose of amending or supplementing the Indenture so that a Subsidiary may become a party to the Indenture and issue a Note Guarantee, as attached hereto as Exhibit A.

WHEREAS, all other acts and proceedings necessary have been done to make this Supplemental Indenture, when executed and delivered by the Issuer, the Guarantors and the Trustee, the legal, valid and binding agreement of the Issuer and the Guarantors in accordance with its terms.

NOW THEREFORE, for good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

Section 1.  Confirmation of the Indenture; Definitions.  Except as supplemented hereby, the Indenture is hereby confirmed and reaffirmed in all particulars.  Anything in the Indenture or herein to the contrary notwithstanding, all recitals, definitions and provisions contained in this

Supplemental Indenture shall take precedence over the recitals, definitions and provisions of the Indenture to the extent of any conflict between the two.  Unless otherwise defined herein, terms defined in the Indenture and used herein shall have the meaning given them in the Indenture.

Section 2.  (a)  Each New Subsidiary hereby executes this Agreement as a supplemental indenture to the Indenture for the purpose of issuing a Note Guarantee, as set forth in Exhibit A, and agrees to be subject to all of the terms, conditions, waivers and covenants applicable to a Subsidiary and Guarantor under the Indenture.  Upon its execution hereof, each New Subsidiary hereby acknowledges that it shall be a Guarantor for all purposes set forth in the Indenture, effective as of the date hereof.

(b)           None of the shareholders, trustees or officers of each of the New Subsidiaries shall be personally liable for the respective New Subsidiary’s obligations as a Guarantor arising under the Indenture.

Section 3.  Conditions to Effectivess of Supplemental Indenture and to Operation of Amendments Made Hereby.  This Supplemental Indenture shall become effective immediately upon its execution by the Trustee, the Issuer and the Guarantors.

Section 4.  Counterparts.  This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 5.  Severability.  In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be effected or impaired thereby.

Section 6.  Governing Law.  This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 7.  Trustee.  The Trustee makes no representation as the validity or sufficiency of this Supplemental Indenture.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

MASSEY ENERGY COMPANY

By:  /s/ Richard R. Grinnan
Name:  Richard R. Grinnan
Title:  Vice President and Secretary

ADDITIONAL GUARANTORS:

JST MINING COMPANY
JST LAND COMPANY
CUMBERLAND RESOURCES CORPORATION
POWELL RIVER RESOURCES
JST RESOURCES LLC
ALLIANCE COAL CORPORATION
BIG LAUREL MINING CORPORATION
BLUFF SPUR COAL CORPORATION
BULL MOUNTAIN MINING CORPORATION
CUMBERLAND EQUIPMENT CORPORATION
DORCHESTER ENTERPRISES, INCORPORATED
GUEST MOUNTAIN MINING CORPORATION
MEADOW BRANCH MINING CORPORATION
MOUNTAIN MANAGEMENT, INCORPORATED
NORTH FORK COAL CORPORATION
OSAKA MINING CORPORATION
PIGEON CREEK PROCESSING CORPORATION
WINIFREDE COAL CORPORATION
CLOVERLICK MANAGEMENT LLC
DORCHESTER ASSOCIATES LLC
HARLAN RECLAMATION SERVICES LLC
MAGGARD BRANCH COAL LLC
MEADOW BRANCH COAL LLC
NINE MILE SPUR LLC
RESOURCE DEVELOPMENT LLC
RESOURCE LAND COMPANY LLC
RODA RESOURCES LLC
EXETER COAL CORPORATION
MILL BRANCH COAL CORPORATION
BLACK MOUNTAIN RESOURCES, LLC
CAVE SPUR COAL LLC
CLOVERLICK COAL COMPANY LLC
HIGH SPLINT COAL LLC

PANTHER MINING LLC
STILLHOUSE MINING LLC

By:   /s/ Richard R. Grinnan
    Richard R. Grinnan
    Corporate Secretary

ORIGINAL GUARANTORS:

A. T. MASSEY COAL COMPANY, INC.
ALEX ENERGY, INC.
ARACOMA COAL COMPANY, INC.
BANDMILL COAL CORPORATION
BANDYTOWN COAL COMPANY
BARNABUS LAND COMPANY
BELFRY COAL CORPORATION
BEN CREEK COAL COMPANY
BIG BEAR MINING COMPANY
BIG SANDY VENTURE CAPITAL CORP.
BLACK KING MINE DEVELOPMENT CO.
BLUE RIDGE VENTURE CAPITAL CORP.
BOONE EAST DEVELOPMENT CO.
BOONE ENERGY COMPANY
BOONE WEST DEVELOPMENT CO.
CENTRAL PENN ENERGY COMPANY, INC.
CENTRAL WEST VIRGINIA ENERGY COMPANY
CERES LAND COMPANY
CLEAR FORK COAL COMPANY
CRYSTAL FUELS COMPANY
DEHUE COAL COMPANY
DELBARTON MINING COMPANY
DEMETER LAND COMPANY
DOUGLAS POCAHONTAS COAL CORPORATION
DRIH CORPORATION
DUCHESS COAL COMPANY
DUNCAN FORK COAL COMPANY
EAGLE ENERGY, INC.
ELK RUN COAL COMPANY, INC.
FEATS VENTURE CAPITAL CORP.
FOGLESONG ENERGY COMPANY
GOALS COAL COMPANY
GREEN VALLEY COAL COMPANY
GREYEAGLE COAL COMPANY
HADEN FARMS, INC.
HANNA LAND COMPANY, LLC
(by ALEX ENERGY, INC., its Manager)
HAZY RIDGE COAL COMPANY
HIGHLAND MINING COMPANY
HOPKINS CREEK COAL COMPANY
INDEPENDENCE COAL COMPANY, INC.
JACKS BRANCH COAL COMPANY
JOBONER COAL COMPANY

KANAWHA ENERGY COMPANY
KNOX CREEK COAL CORPORATION
LAUREN LAND COMPANY
LAXARE, INC.
LOGAN COUNTY MINE SERVICES, INC.
LONG FORK COAL COMPANY
LYNN BRANCH COAL COMPANY, INC.
MAJESTIC MINING, INC.
MARFORK COAL COMPANY, INC.
MARTIN COUNTY COAL CORPORATION
MASSEY COAL SALES COMPANY, INC.
MASSEY GAS & OIL COMPANY
MASSEY TECHNOLOGY INVESTMENTS, INC.
NEW MARKET LAND COMPANY
NEW RIDGE MINING COMPANY
NEW RIVER ENERGY CORPORATION
NICCO CORPORATION
NICHOLAS ENERGY COMPANY
OMAR MINING COMPANY
PEERLESS EAGLE COAL CO.
PERFORMANCE COAL COMPANY
PETER CAVE MINING COMPANY
PILGRIM MINING COMPANY, INC.
POWER MOUNTAIN COAL COMPANY
RAVEN RESOURCES, INC.
RAWL SALES & PROCESSING CO.
ROAD FORK DEVELOPMENT
COMPANY, INC.
ROBINSON-PHILLIPS COAL COMPANY
RUM CREEK COAL SALES, INC.
RUSSELL FORK COAL COMPANY
SC COAL CORPORATION
SCARLET DEVELOPMENT COMPANY
SHANNON-POCAHONTAS COAL CORPORATION
SHANNON-POCAHONTAS MINING COMPANY
(by: SHANNON-POCAHONTAS COAL
CORPORATION, its partner
by: OMAR MINING COMPANY, its partner)
SHENANDOAH CAPITAL
MANAGEMENT CORP.
SIDNEY COAL COMPANY, INC.
SPARTAN MINING COMPANY
ST. ALBAN’S CAPITAL
MANAGEMENT CORP.
STIRRAT COAL COMPANY

STONE MINING COMPANY
SUPPORT MINING COMPANY
SYCAMORE FUELS, INC.
T.C.H. COAL CO.
TALON LOADOUT COMPANY
TENNESSEE CONSOLIDATED COAL COMPANY
TENNESSEE ENERGY CORP.
THUNDER MINING COMPANY
TOWN CREEK COAL COMPANY
TRACE CREEK COAL COMPANY
TUCSON LIMITED LIABILITY COMPANY,
(by: ALEX ENERGY, INC., its Manager)
VANTAGE MINING COMPANY
WEST KENTUCKY ENERGY COMPANY
WHITE BUCK COAL COMPANY
WILLIAMS MOUNTAIN COAL COMPANY
WYOMAC COAL COMPANY, INC.

By:  /s/Richard R. Grinnan
    Name:  Richard R. Grinnan
    Title:  Secretary

MASSEY COAL SERVICES, INC.

By:  /s/ Richard R. Ginnan
    Name:  Richard R. Grinnan
    Title:  Assistant Secretary

WILMINGTON TRUST COMPANY,
as Trustee By: /s/ Michael G. Oller, Jr. Name: Michael G. Oller, Jr. Title: Asst. Vice President

EXHIBIT A

NOTE GUARANTEE

The undersigned (the “Guarantors”) hereby jointly and severally unconditionally guarantee, on a senior unsecured basis, to the extent set forth in the Indenture (the “Base Indenture”), dated as of May 29, 2003, as supplemented by that Second Supplemental Indenture (the “Second Supplemental Indenture”), dated April 7, 2004, as further supplemented by that Third Supplemental Indenture (the “Third Supplemental Indenture”), dated July 20, 2009, as further supplemented by that Fourth Supplemental Indenture (the “Fourth Supplemental Indenture”), dated August 28, 2009, and as further supplemented by the Fifth Supplemental Indenture (the “Fifth Supplemental Indenture”), dated April ___, 2010, each by and among the Issuer, the Guarantors (defined therein) and the Trustee (the Base Indenture together with the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture and the Fifth Supplemental Indenture, as amended and supplemented, the “Indenture”), and subject to the provisions of the Indenture, (a) the due and punctual payment of the principal of, and premium, if any, and interest and Liquidated Damages, if any, with respect to the Convertible Senior Notes, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal of, and premium and, to the extent permitted by law, interest or Liquidated Damages, and the due and punctual performance of all other obligations (including amounts due the Trustee under Section 607 of the Base Indenture) of the Corporation or any Guarantor to the Holders or the Trustee, all in accordance with the terms set forth in Article Two of the Second Supplemental Indenture, and (b) in case of any extension of time of payment or renewal of any Convertible Senior Notes or any of such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

The obligations of the Guarantors to the Holders of Convertible Senior Notes and to the Trustee pursuant to this Note Guarantee and the Indenture are expressly set forth in Article Two of the Second Supplemental Indenture and reference is hereby made to the Indenture for the precise terms and limitations of this Note Guarantee.

Capitalized terms not otherwise defined herein shall have the meanings set forth in the Indenture.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Guarantors has caused this Note Guarantee to be signed by a duly authorized officer.

[NEW SUBSIDIARIES]

By:  __________________________________
       Name:  Richard R. Grinnan
       Title:  Secretary

Dated:  April ____, 2010

Schedule A - New Subsidiaries

Name	Jurisdiction of Incorporation
JST Mining Company	Virginia
JST Land Company	Virginia
Cumberland Resources Corporation	Virginia
Powell River Resources	Virginia
JST Resources LLC	Virginia
Alliance Coal Corporation	Virginia
Big Laurel Mining Corporation	Virginia
Bluff Spur Coal Corporation	Virginia
Bull Mountain Mining Corporation	Virginia
Cumberland Equipment Corporation	Virginia
Dorchester Enterprises, Incorporated	Virginia
Guest Mountain Mining Corporation	Virginia
Meadow Branch Mining Corporation	Virginia
Mountain Management Incorporated	Virginia
North Fork Coal Corporation	Virginia
Osaka Mining Corporation	Virginia
Pigeon Creek Processing Corporation	Virginia
Winifrede Coal Corporation	Virginia
Cloverlick Management LLC	Virginia
Dorchester Associates LLC	Virginia
Harlan Reclamation Services LLC	Virginia
Maggard Branch Coal LLC	Virginia
Meadow Branch Coal LLC	Virginia
Nine Mile Spur LLC	Virginia
Resource Development LLC	Virginia
Resource Land Company LLC	Virginia
RODA Resources LLC	Virginia
Exeter Coal Corporation	Virginia
Mill Branch Coal Corporation	Virginia
Black Mountain Resources, LLC	Virginia
Cave Spur Coal LLC	Virginia
Cloverlick Coal Company LLC	Virginia
High Splint Coal LLC	Virginia
Panther Mining LLC	Virginia
Stillhouse Mining LLC	Virginia